EXHIBIT 15.1


         Eckerd Corporation and Subsidiaries
         8333 Bryan Dairy Road
         Largo, Florida  34647


         Gentlemen:

         RE: Registration Statement on Form S-3 (No. 33-50223) Registration Statement on Form S-8 (No. 33-49977) Registration Statement on Form S-3 (No. 33-10721) Registration Statement on Form S-8 (No. 33-50755) Registration Statement on Form S-3 (No. 33-56261) Registration Statement on Form S-8 (No. 33-60175)

         With respect to the above referenced registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated September 7, 1995 related to our review of interim financial information, which report was included in the Form 10-Q of Eckerd Corporation and Subsidiaries for the thirteen and twenty-six weeks ended July 29, 1995.

         Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



                                                     KPMG PEAT MARWICK LLP


         Tampa, Florida
         September 7, 1995